EXHIBIT 23.1  CONSENT OF DENNIS H. JOHNSTON, A PROFESSIONAL LAW CORPORATION.

Dennis H. Johnston, a professional law corporation

9422 Canfield Dr
La Habra, CA 90631
(562) 694-5092
September 20, 2006

Board of Directors
LitFunding Corp.
6375 S. Pecos Rd., Suite 217
Las Vegas, Nevada 89120

Re: Form S-8 Registration Statement; Opinion of Counsel

Dear Member of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Very truly yours,

By:	/s/ Dennis H. Johnston
Dennis H. Johnston, Esq.